UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2009

CENTURY CASINOS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2860 South Circle Drive, Suite 350, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on December 19, 2008, Century Casinos, Inc.’s (“CCI”) subsidiary Century Resorts Limited (“CRL”) entered into an agreement to sell all of the outstanding shares of Century Casinos Africa (Pty) Limited (“CCA”), for a gross selling price of ZAR 460 million (approximately $57 million). CCA owns and operates The Caledon Hotel, Spa & Casino near Cape Town, South Africa (the “Caledon”), as well as 60% of, and provides technical casino services to, Century Casino Newcastle, in Newcastle, South Africa. Net proceeds from the transaction are expected to be approximately ZAR 352 million (approximately $44 million), excluding amounts held in retention.

On June 15, 2009, the Sale of Shares Agreement was amended to establish a closing date for the transaction of June 30, 2009, notwithstanding that regulatory approval by the Kwa-Zulu Natal Gambling Board (for the sale of Century Casino Newcastle) has not yet been received. Upon closing of the sale on June 30, 2009, CRL will receive a net cash amount of approximately ZAR 254 million ($32 million). Once the approval of the Kwa-Zulu Natal Gambling Board has been obtained, an additional net cash amount of approximately ZAR 98 million ($12 million) will become payable to CRL.  An additional ZAR 17 million ($2 million) held in retention may be payable to CRL within sixty days of closing if the net asset value (“NAV”) at June 30, 2009 is greater than the NAV at December 31, 2008. If the NAV at December 31, 2008 exceeds the NAV at June 30, 2009 by more than the amount held in retention, CRL will reimburse Tsogo Sun Gaming an amount equal to the excess.

Tsogo Sun Gaming will take over the operations of CCA on July 1, 2009. If approval by the Kwa-Zulu Natal Gambling Board is not obtained by December 31, 2009, CRL will repurchase it’s 60% interest in the Century Casino Newcastle for ZAR 1.00 and the Purchase Price shall be deemed to have been reduced by approximately ZAR 98 million ($12 million).

This summary of the terms of the amendment  is qualified in its entirety by the text of the Amendment to the Sale of Shares Agreement, a copy of which is attached to this Form 8-K as exhibit 2.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

2.1
Sale of Shares Agreement, entered into as of December 19, 2008, by and between Century Resorts Limited, Tsogo Sun Gaming (Pty) Ltd. and Century Casinos Africa (Pty) Ltd., is hereby incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated December 24, 2008.

2.2	Amendment to the Sale of Shares Agreement, dated June 15, 2009, by and between Century Resorts Limited, Tsogo Sun Gaming (Pty) Ltd. And Century Casinos Africa (Pty) Ltd.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: June 19, 2009	By : /s/ Ray Sienko
Ray Sienko
Chief Accounting Officer